Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-267397) on Form F-3 of Fangdd Network Group Ltd. (“the Company”) and the registration statement (No. 333-237506) on Form S-8 of the Company of our report dated April 22, 2022, with respect to the consolidated financial statements of the Company, which report appears in the Form 20-F of the Company dated April 19, 2023.

/s/ KPMG Huazhen LLP
KPMG Huazhen LLP
Shenzhen, the People’s Republic of China
April 19, 2023